Exhibit 32.1

Certification of the CEO and CFO Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned in my capacity as the Chief Executive Officer and Chief Financial Officer of Telecomm Sales Network, Inc., certifies, for the purposes of section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge, the Form 10-QSB for the quarter ended June 30, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Telecomm Sales Network, Inc. at the dates and for the periods indicated. The foregoing certification is subject to the knowledge and willfulness qualifications contained in Title 18, Chapter 63, Section 1350(c). This written statement is being furnished to the Securities and Exchange Commission as an exhibit to Form 10-QSB. A signed original of this statement has been provided to Telecomm Sales Network, Inc. and will be maintained by Telecomm Sales Network, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ William Sarine
William Sarine
President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

Date: August 15, 2005

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